                    SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

[Amendment No. _______________]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

UNOCAL CORPORATION
(Name of Registrant as Specified in Its Charter)

BRIGITTE M. DEWEZ, ESQ.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(j)(2).
    No Fee Required: Fee paid March 1, 1994 to Lockbox

[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

  1) Title of each class of securities of which transaction
     applies:
  _________________________________________________________

  2) Aggregate number of securities to which transaction
     applies:
  _________________________________________________________

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
  _________________________________________________________

  4) Proposed maximum aggregate value of transaction:
  _________________________________________________________

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:______________________________________
2) Form, Schedule or Registration Statement No.:________________
3) Filing Party:________________________________________________
4) Date Filed:__________________________________________________

                                 Unocal Corporation
                                 1201 West 5th Street, PO Box 7600
                                 Los Angeles, California 90051
                                 Telephone (213) 977-6124

                       [UNOCAL LOGO HERE]

Dennis P. R. Codon
Vice President, General Counsel
and Corporate Secretary

                                 April 1, 1994

                                 [NAME AND ADDRESS
                                  OF STOCKHOLDER]

                                 Re: 1994 Proxy Statement

Dear [NAME OF STOCKHOLDER]:

We would like to bring to your attention the two stockholder proposals on Unocal's 1994 proxy regarding salary ceilings
(executive compensation) and the reporting on Unocal operation's in the country of Myanmar (Burma).

Unocal's management team believes that the stockholder proposals are counter to the Company's strategy to increase the value of the Company. A brief review on Unocal's position for the proposals is as follows:

     The Company's compensation program is designed to continually motivate and reward executives for creating stockholder value and the Company has already received overwhelming stockholder support for this approach.

     The Myanmar project represents a potentially significant resource growth opportunity for Unocal in Southeast Asia, designated as one of the Company's key strategic areas for development. The Company is committed to conducting its business in an ethical manner.

A full discussion regarding the Company's opposition to these proposals is in the 1994 Proxy Statement on pages 18 and 20.

I look forward to discussing these issues personally with you in early April if your schedule permits.


                                     Sincerely,


                                     /s/ Dennis P. R. Codon
enclosure

                            UNOCAL CORPORATION

                     1994 PROXY SOLICITATION MATERIAL

                            UNOCAL CORPORATION

                    1994 SUGGESTED TELEPHONE PROCEDURES


Organize your material and write down the key points you want to make. Be sure to speak with:

      1.  Consistency
      2.  Efficiency
      3.  Confidence


A recent survey shows that the real message being conveyed by telephone is based:

      1.  90% on your tone of voice
      2.  10% on your words


A good technique is to start off with the person's name. Your attitude and choice of words are important:

      1. Set the tone of the conversation; do not be curt or abrasive.
      2. Make sure the stockholder realizes you are there to provide a service, and that you can serve as a source of additional information.
      3.  Use plain English.


Rules for overcoming objections:

      1.  Be quiet
      2.  Do not interrupt
      3.  Listen carefully
      4.  Write down pertinent information
      5.  Respond to specific concerns as appropriate.

ANSWER PROMPTLY. Try to answer on the first ring, if possible.
Your alertness gives a positive start to any conversation.

IDENTIFY YOURSELF. Let the caller know to whom he or she is speaking. It avoids misunderstanding and possible embarrassment.

TREAT EVERY CALL AS IMPORTANT.  No stockholder request is ever
"routine".

BE A GOOD LISTENER.  Give the caller your undivided attention.
Don't ask the person to repeat, except when you want to verify a number or spelling.

USE COMMON COURTESY WORDS. "Please", "thank you", or "you're welcome" are positive and powerful words that build a reputation for you and your company.

USE THE CALLER'S NAME. There's no sweeter music to a person than the sound of his or her own name.

TIME FOR A GOOD ENDING. Always thank the person for calling and offer a simple "good-bye".

BE HELPFUL. Offer what information you can. If you leave the line to obtain information, explain what you intend to do. It is courteous to say, "will you wait?" or, "shall I have someone call you back?".

NEVER LEAVE A CALLER HANGING. If a caller chooses to stay on the line, use the "Hold" button. Be certain to give progress reports every 60 seconds or so to assure the caller that you're working on the request.

BE TACTFUL. If the information the caller requests must be refused because of company policy, give a straightforward but kind explanation.

THANK THE CALLER FOR WAITING. Show your appreciation for the caller's patience. If you smile as you say "Thank you for waiting, Mr. Grey", your voice will be more relaxed and your tone more pleasant.

TRANSFER A CALL ONLY WHEN NECESSARY. Be sure the party wants to be transferred. If not, offer to have someone call back.

                            UNOCAL CORPORATION

           INSTRUCTION FOR EMPLOYEES WHO WILL CALL STOCKHOLDERS


GUIDELINES:

1.    My name is ___________________.  I am an employee of Union
      Oil Company of California, which is a subsidiary of Unocal
      Corporation.

2. Have you received your Unocal proxy card and proxy statement that was mailed on March 16?

3.    Do you have any questions about either one?

4. If you haven't completed and returned your proxy, please do so as soon as possible. It is important that you exercise your rights as a stockholder.

5. In case you have misplaced your proxy card, we will have another one mailed to you today.

6. Do you plan to attend the Annual Stockholders Meeting on April 26? If so, did you return the attendance card enclosed in your proxy statement? If not, and you would like to attend, please give me your address and telephone number.

                            UNOCAL CORPORATION

                   POSSIBLE QUESTIONS FROM STOCKHOLDERS

The following are some possible questions from shareholders. In no way will this incorporate every question that can be asked. For questions on matters not covered in the annual report or proxy statement, please refer the shareholders to the Investor Relations department.

REFER THE SHAREHOLDERS TO THE APPROPRIATE PAGE(S) IN THE 1994 PROXY STATEMENT REGARDING QUESTIONS ON ANY OF THE SHAREHOLDER PROPOSALS. PLEASE DO NOT SPECULATE ON THESE MATTERS. IF A SHAREHOLDER WANTS MORE INFORMATION THAN IS PROVIDED IN THE PROXY STATEMENT, PLEASE REFER THEM TO THE INVESTOR RELATIONS DEPARTMENT.

Q. I don't want to bother with reading the proxy statement and voting instructions. How can I vote without going through all of that?

A. If you wish to fully exercise your rights as a stockholder, it would be to your benefit to read the proxy statement. It contains much new information this year, as mandated by the SEC - and may be of interest to you as a stockholder. The Board of Directors has indicated on your proxy card its voting recommendations. It only takes a few moments to sign, date and mail your proxy card in the return envelope.

Q.    What is the relationship of Unocal and Union Oil Company?

A. Union Oil Company of California is a wholly-owned subsidiary of Unocal Corporation, a Delaware company created in 1983 and approved by the stockholders. Union Oil is the principal operating subsidiary of Unocal.

Q.    Some outside Directors own very few shares of Unocal Stock.
      Don't they have any faith in the future of the Company?

A. The Nominating Committee seeks candidates for the Company's Board of Directors who have distinguished themselves in their business or profession, who have the highest standards of integrity and independence, and who possess experience which will enable them to make a meaningful contribution to the Company. The size of their Unocal stockholding is not an important factor in the selection process.

Q. Why doesn't Unocal have a member of a minority group on its Board of Directors?

A. In selecting candidates for the Company's Board of Directors, the Nominating Committee considers candidates with a variety of backgrounds.

Q. Compensation paid to officers is certainly high; it seems excessive to me.

A. (Listen and don't try to refute the stockholder's comments on this subject.)

      The 1994 proxy statement contains detailed disclosures on officer compensation required by the SEC. We thank you for your comments. If you like, I will pass your comments on to the appropriate management.

Q. What's this about confidential voting? I thought my vote was always confidential.

A. Unocal's Board of Directors wishes to encourage stockholder participation in corporate governance by ensuring confidentiality of stockholder voting. An independent third party has been retained to receive and tabulate stockholder proxy votes. The Directors believe, however, that some shareholders want the company to know how they have voted. Those shareholders can check the new open ballot box on the proxy and the company will be given those proxies. The manner in which any stockholder votes on any particular issue shall, subject to any federal or state law requirements, be confidential unless the shareholder has checked the open ballot box on the proxy card.

Q.    In 1990, the Company implemented a stockholder rights plan.
      Do you really think this is in the best interest of the stockholder?

A. Absolutely. Over 1,000 companies have implemented similar rights plans to encourage any acquiring entity to deal directly with the Board of Directors. This gives the Board the opportunity to protect stockholders by rejecting offers that are clearly inadequate.

Q. The earnings for Unocal were up in 1993. What do you expect for 1994?

A. We are unable to make estimates of Unocal's future performance. The 1993 Annual Report will give you an overview of the prior year's performance. The "Management Discussion and Analysis" section of the Annual Report discusses the company's outlook for future performance.

Q.    What is Unocal's environmental philosophy?

A. Unocal strives to operate all of our businesses in a safe, ethical and environmentally responsible manner. In 1993, Unocal spent $368 million on environmental activities. In 1994, we expect to spend $538 million. Unocal is making every effort to contain these costs, while meeting our environmental responsibilities.


Q.    Why is Mr. Stegemeier going to retire this year?

A. This is his personal choice and decision. We do not have any additional reasons about the timing.

Q.    What is retirement age?

A.    Normal retirement age is 65.

Q. Questions about UCL and UXC common stock and the UXC/UCL merger.

A. Any questions regarding stockholder accounts should be referred to Chemical Trust Company as Registrar and Transfer Agent, telephone 1-800-647-4273.

Q.    What was the relationship between Unocal and Unocal
      Exploration Corporation?

A. UXC was a publicly traded subsidiary of Union Oil Company of California. UXP, a predecessor to UXC, was created in 1985 as a master limited partnership and converted to a corporation on August 2, 1990. Union Oil owned 96 percent of the outstanding shares of UXC. The remaining 4 percent was held by the public, including many Unocal Corporation stockholders. On May 1992, Union Oil Company merged UXC into itself.

Q.    Questions about Unocal/Union Oil/UXC merger.

A. In general - for every share of UXC owned, stockholders received .54 of a share of Unocal common stock. Any additional discussion should be referred to Shareholder
      Services.

                              Telephone List

Matthew Davino   Extension 5066

David Whitehurst   Extension 6010

John Dillon        Extension 5084


                        Toll Free Telephone Numbers

Investor Relations  (800) 252-2233

FAX Numbers:     (213) 977-5989
FAX Numbers:     (213) 977-7591


Chemical Bank      (800) 647-4273
(Transfer Agent)

Marketing
 Customer Service  (800) 944-7676